                            FORM OF MONTHLY STATEMENT
                            CAPITAL ONE MASTER TRUST
                                  SERIES 1995-1

     Pursuant to the Master Pooling and Servicing Agreement dated as of September 30, 1993 (hereinafter as such agreement may have been or may be from time to time, supplemented, amended or otherwise modified, the "Pooling and Servicing Agreement"), between Capital One Bank (as successor to Signet Bank/Virginia), and The Bank of New York, as trustee (the "Trustee"), Capital One as Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Capital One Master Trust (the "Trust") during the previous month. The information which is required to be prepared with respect to the Distribution Date of August 15, 2000, and with respect to the performance of the Trust during the month July, 2000 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

A)   Information Regarding Distributions to the Class A Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)

1)   The total amount of the distribution to Class A Certificateholders
     on August 15, 2000 per $1,000 Original Principal Amount                                          0.0000000000
                                                                                                    ---------------

2)   The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 Original
     Principal Amount                                                                                 0.0000000000
                                                                                                    ---------------

3)   The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class A Certificates, per $1,000 Original
     Principal Amount                                                                                 0.0000000000
                                                                                                    ---------------

B)   Class A Investor Charge Off's and Reimbursement of Charge Off's

1)   The amount of Class A Investor Charge Off's                                                              0.00
                                                                                                    ---------------

2)   The amount of Class A Investor Charge Off's set forth in paragraph 1
     above, per $1,000 Original Principal Amount                                                      0.0000000000
                                                                                                    ---------------

3)   The total amount reimbursed to the Trust in respect of Class A Investor Charge Off's                     0.00
                                                                                                    ---------------

4)   The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 1995-1 Investor
     Certificateholder's Investment)                                                                  0.0000000000
                                                                                                    ---------------

5)   The amount, if any, by which the outstanding principal balance of the Class A
     Certificates exceeds the Class A Invested Amount after giving effect to all
     transactions on such Distribution Date                                                                   0.00
                                                                                                    ---------------

C)   Information Regarding Distributions to the Class B Certificateholders
(Stated on the Basis of $1,000 Original Principal Amount)

1)   The total amount of the distribution to Class B Certificateholders on August 15, 2000
     per $1,000 Original Principal Amount.                                                            5.5794791358
                                                                                                    ---------------



2)  The amount of the distribution set forth in paragraph 1 above in respect of interest
    on the Class B Certificates, per $1,000 Original Principal Amount.                              5.5794791358
                                                                                                  ---------------

3)  The amount of the distribution set forth in paragraph 1 above in respect of principal
    of the Class B Certificates, per $1,000 Original Principal Amount.                              0.0000000000
                                                                                                  ---------------


D)  Class B Investor Charge Off's and Reimbursement of Charge Off's

1)  The amount of Class B Investor Charge Off's                                                             0.00
                                                                                                  ---------------

2)  The amount of Class B Investor Charge Off's set forth in paragraph 1 above, per $1,000
    Original Principal Amount                                                                       0.0000000000
                                                                                                  ---------------

3)  The total amount reimbursed to the Trust in respect of Class B Investor Charge Off's
                                                                                                            0.00
                                                                                                  ---------------
4)  The amount set forth in paragraph 3 above, per $1,000 Original
    Principal  Amount  (which will have the effect of  increasing,
    pro  rata,   the  amount  of  each  Series   1995-1   Investor
    Certificateholder's
    Investment)                                                                                             0.00
                                                                                                  ---------------

5)  The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested
    Amount after giving effect to all transactions on such Distribution Date                                0.00
                                                                                                  ---------------

E)  The Available Collateral Amount as of the close of business on the preceding
Distribution Date (after giving effect to any withdrawal from the Collateral Account)
was equal to                                                                                          27,000,000
                                                                                                  ---------------

F)  The Required Collateral Amount as of the close of business on such Distribution  Date, after giving effect to any withdrawal from the Collateral Account and payments to the
Collateral Indebtedness Holder on such Distribution Date, will be equal to                                     0
                                                                                                  ---------------

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